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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  May 29, 2003
                                 Date of Report
                        (Date of earliest event reported)

                          SORRENTO NETWORKS CORPORATION
               (Exact name of Registrant as specified in charter)

                                   NEW JERSEY
                 (State or other jurisdiction of incorporation)

         0-15810                                        22-2367234
   (Commission File No.)                    (IRS Employer Identification Number)

                               9990 Mesa Rim Road
                           San Diego, California 92121
                     (Address of Principal Executive Office)

                                 (858) 558-3960
              (Registrant's telephone number, including area code)







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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

Special Meeting of Shareholders

On May 29, 2003 Sorrento Networks Corporation announced that its shareholders approved its capital and corporate restructuring plan at a special meeting of shareholders held on May 29, 2003. The Company announced that the closing of the restructuring transaction is expected to occur in early June 2003, and that an amendment to the Exchange Agreement extending the closing deadline from May 30 to June 6, 2003, has been approved by the requisite percentages of debenture holders and Series A preferred shareholders.

A copy of the press release issued by Sorrento Networks Corporation on May 29, 2003 and the form of amendment to the exchange agreement are attached as exhibits to this report.

This report contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industries in which we operate, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. For a list and description of such risks and uncertainties, see the reports filed by Sorrento Networks Corporation with the Securities and Exchange Commission.





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         ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Not applicable
         (b) Not applicable
         (c) Exhibits          Description
             --------          -----------
             99.1              Press Release dated May 29, 2003.
             99.2              Form of Amendment to Exchange Agreement.




SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 SORRENTO NETWORKS CORPORATION

DATE:      May 30, 2003          By:  /s/ Joe R. Armstrong
                                     -----------------------------------------
                                     Joe R. Armstrong, Chief Financial Officer